[JAMES C. MARSHALL, CPA, PC LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the financial statements of SixthCAI, Inc. as of April 30, 2000 as part of this Form 10-SB.


                                        /s/ James C. Marshall, CPA, PC

Scottsdale, Arizona
June 28, 2000